UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

F.N.B. CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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F.N.B. Corporation

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 13, 2020

This proxy statement supplement, dated April 30, 2020 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of F.N.B. Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2020 relating to the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 2020 at 8:30 a.m., local time. This Supplement is being filed to provide additional information under the heading “Business/Law Firm Relationships” on page 33 of the Proxy Statement with respect to James D. Chiafullo, a director and nominee for director of the Company. In 2019, the law firm with which Director Chiafullo is associated received legal fees aggregating $10,282 for legal services that were performed for FNBPA and its borrowers during three separate calendar years. Of this aggregate amount, $6,177 was for legal services rendered in 2019, $3,600 was for legal services rendered in 2018, and $505 was for legal services rendered in 2017.

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement should be read with the Proxy Statement and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.

The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the Annual Meeting at www.proxyvote.com. The Company will furnish a copy of this Supplement to any shareholder by email upon request to the Company at sendmaterial@proxyvote.com.

If you have already submitted your proxy, or voted online or by telephone, you do not need to take additional action unless you wish to change your vote. Shareholders who have already submitted proxies for this meeting may revoke them or, if they wish to change their vote, may do so by (i) filling out the electronic proxy card at www.proxyvote.com, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (1-800-690-6903), (iii) requesting a new proxy card from the Company at sendmaterial@proxyvote.com and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the Annual Meeting at www.virtualshareholdermeeting.com/FNB2020 and logging in by entering the 16-digit control number found on your proxy card or voting instruction form that you have previously received, in accordance with the amended notice of the change of location of the Annual Meeting, filed by the Company with the SEC. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Time, on May 12, 2020. Detailed information regarding voting procedures can be found in the Proxy Statement.